ARTICLES OF MERGER

                                     OF

               PROTEC INDUSTRIES, INC., a Arizona Corporation

                                    INTO

             PROTEC INDUSTRIES, INC., a Washington Corporation


     FIRST: The name of the surviving entity is PROTEC INDUSTRIES, INC., the place of its initial organization as ANF TELECAST, INC., is in the jurisdiction of Arizona on September 9, 2002. PROTEC INDUSTRIES, INC. is a party to this merger under the provisions of the laws of the State of Arizona and the State Washington, which permits this merger. The name, place and organization of the surviving entity are PROTEC INDUSTRIES, INC., organized in the jurisdiction of the state of Washington on the 2ND day of March 2004.

     SECOND:    A Plan of Merger was adopted by each entity that is a party to this merger and set forth in the Plan of Merger, effective the 2nd day of March 2004. A copy of the Plan of Merger is attached hereto and part of these Articles of Merger.

     THIRD:    The name of the surviving corporation is PROTEC INDUSTRIES,
INC., which has been merged with PROTEC INDUSTRIES, INC., an Arizona corporation. The Washington corporation shall survive the reorganization as indicated in the Plan of Merger and these Articles of Merger. After reorganization, the operational history of the Arizona corporation, PROTEC INDUSTIRES, INC., before the reorganization, with the duties and relationships to its shareholders, shall be unchanged by the reorganization. All of its property and its shareholders shall be unchanged. The Arizona corporation, PROTEC INDUSTRIES, INC., shall cease to exist as a separate entity and shall survive as, and only as, the Washington corporation, PROTEC INDUSTRIES, INC.

     FOURTH:   The Articles of Incorporation of PROTEC INDUSTRIES, INC.,
the Arizona corporation, shall be the same as filed in the state of Washington as reflected by the submitted Articles of Incorporation filed by PROTEC INDUSTRIES, INC., the Washington corporation.

     FIFTH:    The executed Plan of Merger was voted upon by the Board of
Directors of each component corporation with the majority consent of each component's shareholders, i.e. fifty percent or more approval of each component company is attached hereto and part of these Articles of Merger, pursuant to RCW 23B.11.030.

     SIXTH:    The executed Plan of Merger is on file at the principal
place of business of PROTEC INDUSTRIES, INC., the merged Washington corporation.

     SEVENTH: All entities involved in this merger have complied with the laws of their respective jurisdictions. The governing law shall be the laws of the state of Washington.

     EIGHTH:    The effective date of this merger shall be the 2nd day of
March 2004.

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     NINTH:  The Board of Directors of the survived merged entity shall be the following: Tamara Miller, President and Board Chairman, Tolan S.Furusho, Secretary and Director until the first meeting Annual Meeting of the corporation.




PROTEC INDUSTRIES, INC., Surviving Corporation a Washington corporation


_____________________________________________
Tamara Miller, President, Board Chairman



_____________________________________________
PROTEC INDUSTRIES INC., Non Surviving Corporation
An Arizona corporation



_____________________________________________
Tolan S. Furusho, Secretary and Director
























                                                                          2




                               PLAN OF MERGER

                                  BY WHICH

                          PROTEC INDUSTRIES, INC.
                          (an Arizona Corporation)

                                MERGES INTO

                          PROTEC INDUSTRIES, INC.
                         (a Washington Corporation)


     THIS PLAN OF MERGER is made effective and dated this 2ND day of March 2004, by and between the above referenced corporations, sometimes referred to herein as the "Arizona company" and the "Washington company" respectively.

                               I. THE PARTIES

     1.  PROTEC INDUSTRIES, INC.  is an Arizona corporation.

     2. PROTEC INDUSTRIES, INC. is a Washington corporation, having been created on behalf of PROTEC INDUSTRIES, INC., the Arizona corporation for the purpose of this change of domicile.

                                II. RECITALS

A. THE CAPITAL OF THE PARTIES:

     1. The capital of the Arizona corporation consists of 100,000,000 shares of voting, common stock, with a par value of $0.001 and no preferred stock, of which 27,048,853 shares of voting, common stock are issued and no shares of preferred stock are issued.

     2. The capital of the Washington corporation consists of 250,000,000 shares of common voting stock, with a par value of $0.001; and 10,000,000 shares of preferred stock, with a par value of $0.001. There are 20,000 shares of voting, common stock issued and outstanding.

B. THE BACKGROUND FOR THE REORGANIZATION: The Arizona corporation desires to locate its corporate domicile to the state of Washington.

C. THE DECISION TO REORGANIZE TO CHANGE DOMICILE: The parties have resolved accordingly, to relocate the Arizona company by means of the following reorganization, by which the Arizona company will move to the state of Washington.


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                        III. PLAN OR REORGANIZATION

A. CHANGE OF DOMICILE: The Arizona corporation and the Washington corporation are hereby reorganized for the sole and singular purpose of changing the respective place of incorporation of PROTEC INDUSTRIES, INC. from Arizona to the state of Washington, immediately following reorganization:

1. MERGER: PROTEC INDUSTRIES, INC. of Arizona shall merge with and become PROTEC INDUSTRIES, INC. of Washington.

2. THE ARIZONA COMPANY: The former PROTEC INDUSTRIES, INC., of Arizona will become and thereafter be PROTEC INDUSTRIES, INC. of Washington.
     The Arizona corporation will retain its corporate charter and status, will adopt the share capitalization of the Washington corporation and will continue its corporate existence uninterrupted, in and through, and only in and through the Washington corporation.

B. EFFECTIVE DATE: The Plan of Merger shall become effective immediately upon approval and adoption by the corporate parties hereto, in the manner provided by law of its place of incorporation and its constituent corporate documents, the time of such effectiveness being called the "effective date" hereof. The effective date of this Plan of Merger is the 2nd day of March 2004.

C. SURVIVING CORPORATIONS: The Washington company shall survive the reorganization as indicated above, after reorganization, with the operational history of the company before the reorganization and with the duties and relationships to its shareholders unchanged by the reorganization and with all of its property and with its shareholder list unchanged. The Arizona company, PROTEC INDUSTRIES, INC., shall cease to exist as a separate entity and shall survive as, and only as, the Washington company, PROTEC
INDUSTRIES, INC.

D. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: The directors of each company shall and will execute and deliver any and all necessary documents, acknowledgements and assurances. They shall do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and in good faith and with each other and each of the shareholders of the Arizona company, PROTEC INDUSTRIES, INC.

E. CONVERSION OF OUTSTANDING SHARES: Forthwith upon the effective date hereof, each and every one share of stock in the Arizona corporation shall be converted to one share of the Washington company. Any such holders of shares may surrender them to the Washington company for common stock of the former Arizona company for the shares of the now Washington company.

F. NAME OF THE MERGED COMPANY: The now Washington company shall be known as PROTEC INDUSTRIES, INC.



THIS REORGANIZATION AGREEMENT is executed on behalf of each company by its duly authorized representative, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.




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PROTEC INDUSTRIES, INC.
(an Arizona corporation)



______________________________________________
Tolan S. Furusho, Secretary and Director



PROTEC INDUSTRIES, INC.
(a Washington corporation)



______________________________________________
Tamara Miller, Secretary and Director





































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                        ACTION BY WRITTEN CONSENT OF
                            THE STOCKHOLDERS OF

PROTEC INDUSTRIES, INC.
(a Washington Corporation)


                         IN LIEU OF SPECIAL MEETING
                         --------------------------

     The undersigned, representing all of the stockholders of PROTEC INDUSTRIES, INC., (the "corporation"), a corporation organized and existing in the state of Washington, do hereby undertake the following action and adopt the following resolutions by written consent, in accordance with the Bylaws of the corporation in accordance with the laws of the state of Washington. As of the date of the merger, there are 20,000 shares of common stock issued and outstanding, of that amount 20,000 or 100% voted in favor of this merger.

     RESOLVED, that the Agreement and Plan of Merger dated this 2nd day of March 2004 (the "Agreement") between the corporation and PROTEC INDUSTRIES, INC. (an Arizona corporation) is hereby ratified, confirmed and approved.

     RESOLVED FURTHER, that the officers of the corporation be, and each of them hereby is, authorized and directed to take such further action, including but not limited to, the execution of such other documents and certificates as may be necessary, to effectuate the purposes of the Agreement.

     IN WITNESS WHEREOF, the undersigned has set his hand as of the 2nd day of March 2004.



______________________________________________
Tamara Miller, President and Board Chairman





















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                       ACTION BY MAJORITY CONSENT OF
                            THE STOCKHOLDERS OF

                          PROTEC INDUSTRIES, INC.
                          (a Arizona Corporation)

                         IN LIEU OF SPECIAL MEETING
                        ---------------------------


     The undersigned, representing the majority of the stockholders of PROTEC INDUSTRIES, INC., (the "corporation"), organized and existing in the state of Arizona, do hereby undertake the following action and adopt the following resolutions by written consent, in accordance with the Bylaws of the corporation in accordance under the laws of the state of Arizona. As of the date of this merger, there are 27,048,853 shares of common stock issued and outstanding, of that amount, 26,500,000 shares of common stock or over 97.9% voted in favor of the merger.

     RESOLVED, that the Agreement and Plan of Merger dated as of this 2nd day of December 2004 (the "Agreement") between the corporation and PROTEC INDUSTRIES, INC., a Washington corporation, is hereby ratified, confirmed and approved.

     RESOLVED FURTHER, that the officers of the corporation are hereby authorized and directed to take such further action, including but not limited to, the execution of such other documents and certificates as may be necessary, to effectuate the purposes of the Agreement.

     IN WITNESS WHERE, the undersigned has set her hand as of the 2nd day of March 2004.




________________________________________
Tolan S. Furusho, Secretary and Director








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